As filed with the Securities and Exchange Commission on August 10, 2023

Registration No. 333-_______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

(Exact name of registrant as specified in its charter)

Delaware	06-1456680
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2319 Whitney Avenue, Suite 3B

Hamden, CT 06518

(203) 859-6800

(Address of principal executive offices, including zip code)

_________________________

TRANSACT TECHNOLOGIES INCORPORATED 2014 EQUITY INCENTIVE PLAN, AS AMENDED AND RESTATED IN 2023

(Full title of the plan)

_________________________

Steven A. DeMartino

President, Chief Financial Officer, Treasurer and Secretary

TransAct Technologies Incorporated

One Hamden Center, 2319 Whitney Avenue, Suite 3B

Hamden, CT 06518

(203) 859-6800

(Name, address and telephone number, including area code, of agent for service)

_________________________

With a Copy to:

Scott W. Goodman, Esq.

Day Pitney LLP

One Jefferson Road
Parsippany, NJ 07054

(973) 966-8226

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement has been filed pursuant to General Instruction E to Form S-8, to register 700,000 additional shares of common stock, par value $.01 per share (“Common Stock”), of TransAct Technologies Incorporated (the “Company” or the “Registrant”) to be offered pursuant to the TransAct Technologies Incorporated 2014 Equity Incentive Plan, as Amended and Restated in 2023 (the “Plan”). These shares of Common Stock are additional securities of the same class as other securities issuable under the Plan for which the Company has previously filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-8 (No. 333-203184) on April 1, 2015, a registration statement on Form S-8 (File No. 333-221514) on November 13, 2017 and a registration statement on Form S-8 (File No. 333-248054) on August 17, 2020 (collectively, the “Prior Registration Statements”). The Prior Registration Statements are currently effective and are incorporated herein by reference, and any items in the Prior Registration Statements not expressly changed hereby shall be as set forth in the Prior Registration Statements.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates the following documents herein by reference:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on March 28, 2023, as amended on May 17, 2023.

(b)	Portions of the Registrant’s definitive proxy statement of Schedule 14A, filed with the Commission on April 21, 2023, that are incorporated by reference into the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2022, as amended.

(c)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, filed with the Commission on May 15, 2023.

(d)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, filed with the Commission on August 10, 2023.

(e)	The Registrant’s Current Reports on Form 8-K filed with the Commission on April 5, 2023, April 26, 2023, May 4, 2023, May 9, 2023 and June 7, 2023 (in each case excluding information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, including any related exhibits).

(f)	The description of the Common Stock, $.01 par value per share, contained in the Registrant’s Registration Statement on Form 8-A (File No. 000-21121), filed with the Commission pursuant to Section 12 of the Exchange Act on August 1, 1996, as most recently revised by the Registrant’s Form 8-A/A on February 18, 1999, and the portions of the Registrant’s Registration Statement on Form S-1 (File No. 333-06895), filed with the Commission on June 26, 1996, that are incorporated by reference in the description of the Common Stock contained in the Form 8-A.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference from the date of filing of such documents; provided, however, that any reports or portions thereof that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K and any exhibits included with such items shall not be deemed incorporated by reference in this Registration Statement. Any statement contained herein or in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which is incorporated by reference herein modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit Number	Description of Exhibit

4.1	TransAct Technologies Incorporated 2014 Equity Incentive Plan, as Amended and Restated in 2023 (incorporated by reference to Exhibit I to the Definitive Proxy Statement on Schedule 14A filed with the Commission on April 21, 2023, File No. 000-21121).

5.1	Opinion of Day Pitney LLP, filed herewith.

23.1	Consent of Marcum LLP, filed herewith.

23.2	Consent of Day Pitney LLP, filed herewith (included in the opinion filed as Exhibit 5.1).

24.1	Powers of Attorney, filed herewith (included on the signature page of this Registration Statement under the caption “Power of Attorney”).

107	Filing Fee Table, filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hamden in the State of Connecticut, on this 10th day of August, 2023.

TRANSACT TECHNOLOGIES INCORPORATED
(Registrant)

By:	/s/ Steven A. DeMartino
Name:	Steven A. DeMartino
Title:	President, Chief Financial Officer, Treasurer and Secretary

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints John M. Dillon and Steven A. DeMartino, and each of them singly, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 to be filed by TransAct Technologies Incorporated, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ John M. Dillon	Chief Executive Officer	August 10, 2023
John M. Dillon	(Principal Executive Officer)

/s/ Steven A. DeMartino	President, Chief Financial Officer,	August 10, 2023
Steven A. DeMartino	Treasurer and Secretary (Principal Financial Officer)

/s/ William J. DeFrances	Vice President & Chief Accounting Officer	August 10, 2023
William J. DeFrances	(Principal Accounting Officer)

/s/ Haydee Olinger	Chair of the Board	August 10, 2023
Haydee Olinger

/s/ Audrey P. Dunning	Director	August 10, 2023
Audrey P. Dunning

/s/ Daniel M. Friedberg	Director	August 10, 2023
Daniel M. Friedberg

/s/ Randall S. Friedman	Director	August 10, 2023
Randall S. Friedman

/s/ Emanuel P. N. Hilario	Director	August 10, 2023
Emanuel P. N. Hilario